Exhibit 99.1

Zedge Announces Second Quarter Fiscal 2017 Results

New York, NY & Trondheim, Norway – March 16, 2017: Zedge, Inc. (NYSE MKT: ZDGE) today announced results for the second quarter of its fiscal year 2017, the three months ended January 31, 2017.

Second Quarter FY 2017 Operational and Financial Highlights

(Results are for the 2nd quarter FY 2017 and are compared to the 2nd quarter FY 2016 except where otherwise noted.)

■	MAU (Monthly Active Users) for the last 30 days of the quarter increased 5.7% from the prior quarter to 33.4 million, and decreased 0.6% compared to Q2 FY2016

■	Total installs increased 30.2% year-over-year to 246.3 million at January 31, 2017

■	Revenue increased 7.9% from the prior quarter to $2.6 million, and decreased 27.1% compared to Q2 FY2016

■	Average revenue per MAU, or ARPMAU, increased 1.7% compared to the prior quarter to $0.0237 and decreased 26.6% compared to Q2 FY2016

■	Loss from operations was $338 thousand compared to income from operations of $1.3 million

■	Net loss per diluted share of $0.03 compared to diluted EPS of $0.12

■	Working capital – current assets less current liabilities - increased 48.2% to $5.8 million at January 31, 2017 from $3.9 million at January 31, 2016

Management Remarks

“Zedge made significant strides in the past quarter on our path towards sustained growth, investing in expansion of our user base and improving engagement by focusing on content, the currency of our business. To that end, we leveraged machine learning and artificial intelligence to improve our users’ ability to discover content from within our catalog; we started making search more powerful and intuitive; and we increased our investment in content creation. In addition, we continued building our distribution platform by enhancing “Collections” – previously referred to as “Stories” – with the inclusion of video and additional content types like icons and widgets. Publishers including Sports Illustrated and various Hollywood studios have embraced Zedge’s platform in order to get their brands in front of consumers.” said Tom Arnoy, co-founder and CEO. “Over time we believe that these initiatives will translate into increased user loyalty, enhanced engagement and additional revenue streams. This past quarter, MAU, which is one of our most important KPIs, grew sequentially by close to 6% to 33.4 million. This is the second consecutive quarter of sequential MAU growth albeit with growth in the emerging markets outpacing that of the well-developed economies. This growth results from our investment in content discovery and user engagement and highlights the need for continued investment in the business to realize sustained user and revenue growth in the long term.”

Jonathan Reich, CFO and COO of Zedge, added, “Our second quarter results reflect our commitment to MAU expansion and content investment, which bodes well for user engagement and retention over time. Going into the third quarter we have started testing new monetization layers in addition to introducing new ad formats that are yielding encouraging results. Although we reported a loss from operations this past quarter, the results are consistent with our objective of sustaining growth by accelerating the product development cycle across both Android and iOS, yielding more users and ultimately, opening up new monetization opportunities. This investment is essential to stay ahead of the curve and unlock the value in Zedge. In closing I am pleased to welcome Todd Feldman as a member of our board. Todd is a highly regarded and experienced technology banker who serves as a managing director at Mooreland Partners LLC, a leading independent investment bank providing M&A and private capital advisory services to the global technology industry. With Todd joining, MT Carney is stepping down. MT has been very helpful to us in formulating our value proposition and I want to thank her for being a friend to the company over the past couple of years.”

Financial Results by Quarter (in thousands of USD)

	Q2 FY2017	Q1 FY2017	Q2 FY2016	Change 2Q16 to 2Q17
Revenues	$2,572	$2,383	$3,530		(27.1)%
Direct cost of revenue	$412	$367	$310		+32.9%
SG&A	$2,314	$1,756	$1,781		+29.9%
Depreciation & amortization	$184	$138	$156		+17.9%
Write-off of software and technology development costs	-	$9	-		-
(Loss) income from operations	$(338)	$113	$1,283		$(1,621)
Net (loss) gain from FX and other	$(10)	$51	$(104)	$	+95
Benefit from (provision for) income taxes	$22	$(1)	$(67)		$(89)
Net (loss) income	$(326)	$163	$1,111		$(1,437)
(Loss) earnings per diluted share	$(0.03)	$0.02	$0.12		$(0.15)
Total current assets less total current liabilities	$5,807	$6,196	$3,919		+48.2%

Earnings Conference Call

Zedge’s management will host an earnings conference call today beginning at 5:00 PM Eastern. Management’s presentation of the results, outlook and strategy will be followed by Q&A with investors.

To participate in the call, please dial toll-free 1-888-317-6003 (from the U.S.) or 1-412-317-6061 (outside the U.S.) at least five minutes before the 5:00 PM Eastern start, ask for the Zedge earnings conference call, and enter the conference ID: 7433192.

Following the call and continuing through March 23, 2017, a replay will be available through the Zedge investor relations website and by calling 1-877-344-7529 (US toll free) or 1-412-317-0088 (international) and entering the Replay Access Code: 10101816.

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Forward Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks, and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

About Zedge

Zedge is a content platform, and global leader in smartphone personalization, with more than 250 million app installs and 33 million monthly active users. People use Zedge to make their smartphones more personal - to express their emotions, tastes and interests using wallpapers, icons, widgets, ringtones and more. The Zedge platform enables brands, artists and creators to share their smartphone personalization content with their fans in order to extend their reach, reinforce their message and gain valuable insight into how customers interact with their content.

Contact:

Jonathan Reich

ir@zedge.net

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ZEDGE, INC.

CONSOLIDATED BALANCE SHEETS

	January 31, 2017	July 31, 2016
	(Unaudited)
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$5,604	$5,978
Trade accounts receivable, net of allowance for doubtful accounts of $0 at January 31, 2017 and July 31, 2016	1,617	1,668
Prepaid expenses	192	210
Other current assets	326	107
Total current assets	7,739	7,963
Property and equipment, net	2,271	1,843
Goodwill	2,403	2,361
Other assets	262	266
Total assets	$12,675	$12,433
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$30	$36
Accrued expenses	1,824	1,487
Deferred revenue	1	15
Due to IDT Corporation	77	299
Total current liabilities	1,932	1,837
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized shares—2,400; no shares issued	—	—
Class A common stock, $.01 par value; authorized shares—2,600; 525 shares issued and outstanding at January 31, 2017 and July 31, 2016	5	5
Class B common stock, $.01 par value; authorized shares—40,000; 9,114 and 8,819 shares issued and outstanding at January 31, 2017 and July 31, 2016, respectively	91	88
Additional paid-in capital	21,294	21,045
Accumulated other comprehensive loss	(758)	(817)
Accumulated deficit	(9,889)	(9,725)
Total stockholders’ equity	10,743	10,596
Total liabilities and stockholders’ equity	$12,675	$12,433

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ZEDGE, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2017	2016	2017	2016
	(in thousands, except per share data)
Revenues	$2,572	$3,530	$4,955	$6,089
Costs and expenses:
Direct cost of revenues (exclusive of amortization of capitalized software and technology development costs included below)	412	310	780	605
Selling, general and administrative	2,314	1,781	4,070	3,466
Depreciation and amortization	184	156	322	317
Write-off of capitalized software and technology development costs	—	—	9	—
(Loss) income from operations	(338)	1,283	(226)	1,701
Interest and other income	7	1	8	2
Net (loss) gain resulting from foreign exchange transactions	(17)	(106)	33	(161)
(Loss) income before income taxes	(348)	1,178	(185)	1,542
Benefit from (provision for) income taxes	22	(67)	21	(106)
Net (loss) income	(326)	1,111	(164)	1,436
Other comprehensive (loss) income:
Changes in foreign currency translation adjustment	(14)	(68)	59	(159)
Total other comprehensive (loss) income	(14)	(68)	59	(159)
Total comprehensive (loss) income	$(340)	$1,043	$(105)	$1,277
(Loss) earnings per share attributable to Zedge, Inc. common stockholders:
Basic	$(0.03)	$0.14	$(0.02)	$0.18
Diluted	$(0.03)	$0.12	$(0.02)	$0.16
Weighted-average number of shares used in calculation of (loss) earnings per share:
Basic	9,413	8,161	9,337	8,161
Diluted	9,413	8,962	9,337	8,948

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ZEDGE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended January 31,
	2017	2016
	(in thousands)
Operating activities
Net (loss) income	$(164)	$1,436
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	322	317
Deferred income taxes	5	—
Stock-based compensation	143	9
Write-off of capitalized software and technology development costs	9	—
Change in assets and liabilities:
Trade accounts receivable	51	(728)
Prepaid expenses and other current assets	(258)	60
Other assets	(2)	6
Trade accounts payable and accrued expenses	335	333
Due to IDT Corporation	(222)	(5)
Deferred revenue	(14)	—
Net cash provided by operating activities	205	1,428
Investing activities
Capitalized software and technology development costs and purchase of equipment	(757)	(344)
Net cash used in investing activities	(757)	(344)
Financing activities
Proceeds from exercise of stock options	166	—
Net cash provided by financing activities	166	—
Effect of exchange rate changes on cash and cash equivalents	12	(61)
Net (decrease) increase in cash and cash equivalents	(374)	1,023
Cash and cash equivalents at beginning of period	5,978	2,170
Cash and cash equivalents at end of period	$5,604	$3,193

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